EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use in this Registration Statement on Form S-8 of our report dated October 11, 2001, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, relating to the consolidated financial statements of Universal Express, Inc. and Subsidiaries as of June 30, 2001 and for the years ended June 30, 2001 and 2000.


                                                 /S/ FELDMAN SHERB & CO., P.C.
                                                 -------------------------------
                                                 Feldman Sherb & Co., P.C.
                                                 Certified Public Accountants
New York, New York
January 18, 2002






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